                                         Exhibit (10)(iii)(A)(15)
                                         AT&T Form 10-K



















                               PENSION PLAN

                                    FOR

                        AT&T NON-EMPLOYEE DIRECTORS

                        (Revised February 20, 1989)

































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               PENSION PLAN FOR AT&T NON-EMPLOYEE DIRECTORS
                             TABLE OF CONTENTS

SECTION 1.  STATEMENT OF PURPOSE                             1

SECTION 2.  DEFINITIONS                                      1

SECTION 3.  ADMINISTRATION                                   3

SECTION 4.  NON-EMPLOYEE DIRECTOR BENEFITS                   5

     1. Participation                                        5
     2. Mandatory Retirement Age                             5
     3. Eligibility                                          6
          a. Service Benefit                                 6
          b. Disability Benefit                              6
     4. Benefits Amounts                                     6
          a. Service Benefit                                 6
          b. Disability Benefit                              7
          c. Payment Periods                                 7
          d. Duration of Payments                            7

SECTION 5.  GENERAL PROVISIONS                               8

SECTION 6.  PLAN MODIFICATION                               10



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SECTION 1.  STATEMENT OF PURPOSE

     The purpose of the Pension Plan for AT&T Non-Employee
Directors is to provide pension payments to such non-employee members of the AT&T Board of Directors, pursuant to the terms and conditions of this Plan.

SECTION 2.  DEFINITIONS

     1.  The words "AT&T" or "Company" shall mean the American
Telephone and Telegrah Company, New York Corporation, or its successors.

     2.  The words "Chairman of the Board," "President" and
"Board of Directors" or "Board" shall mean the Chairman of the Board of Directors, the President and the Board of Directors, respectively, of the Company.

     3.  The word "Committee" shall mean the Employees' Benefit
Committee appointed by the Company to administer or arrange for the administration of the Plan (and which also administers the Pension Plan).

     4. The term "Mandatory Retirement Age" shall mean age seventy (70).


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     5.  The terms "Non-Employee Director" or "Participant" shall mean a member of the Company's Board of Directors on or after January 1, 1987, who is not at time of retirement from service on the Board, nor was ever, employed as a Senior Manager of AT&T or any subsidiary or affiliate of AT&T.

     6.  The term "Pension Act" shall mean the Employee
Retirement Income Security Act of 1974 (ERISA) as may be amended from time to time.

     7.  The term "Pension Plan" shall mean the AT&T Management
Pension Plan.

     8.  The word "Plan" shall mean this Pension Plan for Non-
Employee Directors.

     9. The term "Retainer" shall mean the annual amount payable to a Non-Employee Director as compensation for service on the Board, excluding any additional compensation earned for service as Committee Chairman, and all meeting fees, whether for Board or Committee meetings.

    10. The term "Senior Manager" shall mean an employee of the Company who holds at the time of employment termination a position that the Company's Board of Directors or Committee of such Board has designated to be within the Senior Management Group.
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    11.  The use in the Plan of personal pronouns of the
masculine gender is intended to include both the masculine and feminine genders.

    12. The use in the Plan of singular or plural nouns is intended to have individual or collective meaning as applicable to the context as used therein and is in no way to be construed narrowly or such as to limit the Plan or any of its provisions.

SECTION 3.  ADMINISTRATION

     1. The Company shall be considered the Sponsor of the Plan as that term is defined in the Pension Act. The Company shall appoint the Employees' Benefit Committee to administer the Plan ("Committee"). The Committee shall have the administrative responsibilities set forth below.

     2. The Committee shall have the specific powers elsewhere herein granted to it and shall have such other powers as may be necessary in order to enable it to administer the Plan, except for powers herein specifically granted or provided to be granted to others.

     3. The procedures for the adoption of by-laws and rules of procedure for the employment of a Secretary and assistants with


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authority relating to claims of Participants, shall be the same as the procedures set forth in the Pension Plan. The Secretary is hereby designated as agent for service of legal process with respect to any claims arising under the Plan.

     4. The Committee shall grant or deny claims for benefits under the Plan and shall authorize disbursements according to the Plan. Adequate notice, pursuant to applicable law and prescribed
Company practices, shall be provided in writing to any Participant whose claim has been denied setting forth the specific reasons for such denial.

     5. The review and appeal procedures for claims for entitlements under the Plan shall be the same as those procedures set forth in the Pension Plan.

     6. The Committee shall determine conclusively for all parties all questions arising in the administration of the Plan, and any decision of such Committee shall not be subject to further review.

     7. The expenses of the Committee in administering the Plan shall be borne by the Company.

     8. The Company and the Committee are each a named fiduciary as that term is used in the Pension Act with respect to the

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particular duties and responsibilities herein provided to be allocated to each of them.

     9. The Company may allocate responsibilities for the operation and administration of the Plan consistent with the Plan's terms. The Company and other named fiduciaries may designate in writing other persons to carry out their respective responsibilities under the Plan and may employ persons to advise them with regard to any such responsibilities.

    10. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

SECTION 4.  NON-EMPLOYEE DIRECTOR BENEFITS

     1.  Participation.  All persons who are Non-Employee
Directors, as defined in Section 2 of the Plan, are deemed participants in this Plan.

     2. Mandatory Retirement Age. Each Non-Employee Director, whether or not eligible for benefits under the Plan, shall cease to be eligible for continued service on the Board no later than the date of the annual meeting of shareholders next following the date on which such Non-Employee Director attains the Mandatory Retirement Age.


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3.  Eligibility.
     a) Service Benefit. Subject to the provisions set forth elsewhere in this Plan, a Participant who has served a minimum of five (5) years on the Board is eligible for a Service Benefit pursuant to Section 4 of the Plan and will become fully vested in all benefits under the Plan at that time.

     b) Disability Benefit. In the event a Non-Employee Director becomes disabled, as defined according to the terms of the Pension Plan (except for provisions requiring fifteen (15) years of employment for eligibility), before becoming fully vested in all benefits under the Plan pursuant to Section 4.3(a) above, the Board, in its sole discretion, may authorize the payment of a Disability Benefit pursuant to Section 4.4(b) of this Plan. The Board may require the Participant to furnish from time to time proof of continued disability.

4.  Benefit Amounts.
     a) Service Benefits. The annual benefit of each eligible Non-Employee Director who retires on or after January 1, 1987, shall equal the amount of such Non-Employee Director's annual Retainer in effect as of retirement from service on the Board. Such annual benefit shall be payable in a lump sum each January (for the applicable year, in advance) following commencement of benefits, as specified in subparagraph 4(d) below.


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     b) Disability Benefit.  At the full discretion of the Board,
Disability Benefit payments for eligible Participants shall be paid in an amount and pursuant to the same terms and conditions as are set forth in Section 4.4(a) of this Plan, or in such other amounts, terms and conditions as determined by the Board.

     c) Payment Periods. Service and Disability pension benefits payable under this Section 4 of the Plan shall commence at such time as is specified in subparagraph 4(d) below and be payable annually in a lump sum each January of the year for which paid or at such other periods as the Committee may determine in each case.

     d) Duration of Payments. Except as may be otherwise determined by the Company, Service and Disability Benefits granted under this Section 4 of the Plan shall commence on the January next following the date of each Participant's seventieth
(70) birthday whether actual termination of service occurred prior to age 70 or at such other time as is herein provided for payment of a Disability Benefit, and shall continue only to the death of such Participant, at which time all benefit entitlements under this Plan shall cease.





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SECTION 5.  GENERAL PROVISIONS

     1.  Effective Date.  This Plan is effective December 16,
1987 for Participants who are actively serving on the Board on or after January 1, 1987.

     2.  Right to Benefits.  Subject to the provision of Section
5.3 below, all Participants who have satisfied the Eligibility provision contained in Section 4.3 above, whether or not currently receiving benefits under the Plan, shall have nonforfeitable and noncancellable rights in all benefits provided pursuant to this Plan.

     3. Forfeiture of Benefits. Notwithstanding eligibility or right to benefits of a Participant under any provision or paragraph of the Plan, all benefits for which a Participant would be otherwise eligible hereunder may be forfeited, at the discretion of the Board or based on a recommendation of the AT&T Management Committee of the Company, as applicable, when such Participant (i) engages in misconduct in connection with the Participant's service on the Board (as determined by the Board):
(ii) without the Company's consent becomes associated with, employed by or renders services to, or owns an interest in, any business that is competitive with the Company or with any business with which AT&T has a substantial interest (other than as a shareholder with a nonsubstantial interest in such business)

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as determined by the AT&T Board; or (iii) engages in activity in conflict with or adverse to the interests of the Company under the standards of the AT&T Non-Competition Guideline and as determined by the AT&T Management Committee.

     4. Assignment or Alienation. Assignment or alienation of any and all benefits under the Plan will not be permitted or recognized except as otherwise required by law.

     5. Determination of Eligibility. In all questions relating to eligibility for any benefit hereunder the decision of the Committee based upon the Plan and upon the records of the Company and insofar as permitted by applicable law, shall be final.

     6. Method of Payment. Payments under the Plan shall be made in the same manner as set forth under the Pension Plan. All benefits payable pursuant to the Plan shall be paid from Company operating expenses or through the purchase of insurance from an insurance company, as the Company may determine.

     7. Amounts Accrued Prior to Death. Benefit amounts accrued but not actually paid at the time of death of a Participant shall be paid in a lump sum within sixty (60) days of the Participant's death in accordance with the standards and procedures under the Pension Plan.


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     8.  Payments to Others.  Benefits payable to a Participant unable to execute a proper receipt may be paid to other person(s) in accordance with the standards and procedures set forth in the Pension Plan.

     9. Damage Claims or Suits. Should any Participant in the Plan commence litigation against the Company or any successor thereof regarding the alleged violation by the Company or any successor of the nonforfeitability, non-cancellation and vesting provisions of the Plan, the Company or any successor which is the defendant in any such lawsuit shall pay all costs and expenses (including attorney fees) of any such Participant unless (1) the court in which the litigation is filed or any higher court to which an appeal is taken finds the Company or successor to be without liability on material substantive issues raised in the lawsuit or (2) the lawsuit is frivolous in nature.

SECTION 6.  PLAN MODIFICATION.

     The Board may from time to time make changes in the Plan and the Board may terminate the Plan as it deems appropriate, without notice to Participants. In addition, the Senior Vice President - Personnel of AT&T (or any successor to that officer's responsibilities) with the concurrence of the Senior Vice President and General Counsel of AT&T (or any successor to that officer's responsibilities) shall be authorized to make minor or

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administrative amendments to the Plan, as well as amendments required by applicable federal or state law (or authorized or made desirable by such statutes). Such amendments or termination shall not affect the rights of any Participant without his written consent, to any benefit under the Plan to which such Participant may have previously become entitled as a result of Disability or Service on the Board which occurred prior to the effective date of such amendment or termination.



















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